Exhibit 99.1

TRUEBLUE REPORTS Q4 AND FULL-YEAR 2013 RESULTS
Record Q4 and 2013 Revenue

TACOMA, WA-Feb. 6, 2014--TrueBlue, Inc. (NYSE:TBI) today reported revenue for the fourth quarter of 2013 of $449 million, an increase of 30 percent compared to revenue of $345 million for the fourth quarter of 2012. Net income for the fourth quarter of 2013 was $14.5 million or $0.36 per diluted share, compared to net income of $7.4 million or $0.19 per diluted share for the fourth quarter of 2012.

Revenue for the fiscal year of 2013 was $1.67 billion, an increase of 20 percent compared to $1.39 billion for fiscal 2012. Net income for 2013 was $44.9 million, or $1.11 per diluted share, compared to $33.6 million, or $0.84 per diluted share, for the prior year.

“This was a very successful quarter for us with adjusted EBITDA* growth of 80 percent,” TrueBlue CEO Steve Cooper said. “We are experiencing strong organic growth across the business, and the acquisitions completed in 2013 have exceeded our expectations. Our team’s efforts resulted in a record year, and I am proud of what they accomplished.”

TrueBlue acquired substantially all the assets of The Work Connection (TWC) at the beginning of the fourth quarter 2013, which expanded TrueBlue’s light industrial staffing business. TrueBlue completed three acquisitions in 2013, adding about $300 million of annualized revenue.

“We remain focused on producing strong organic growth through our specialized sales and service approach, using our strong balance sheet to pursue acquisitions, and continuing to use technology to improve both the customer and worker experience as well our own efficiency,” Cooper said.

TrueBlue estimates revenue in the range of $398 million to $408 million and net income per diluted share of $0.00 to $0.05 for the first quarter of 2014.

Management will discuss fourth quarter 2013 results on a conference call at 7 a.m. Pacific Time (10 a.m. Eastern Time), today, Thursday, Feb. 6, 2014. The conference call can be accessed on TrueBlue’s web site: www.trueblue.com

*This is a non-GAAP financial measure for which a reconciliation is provided along with the financial statements accompanying this release.

About TrueBlue
TrueBlue (NYSE: TBI) is the leading provider of blue-collar staffing and helps over 130,000 businesses be more productive through easy access to dependable temporary labor. TrueBlue provides specialized blue-collar staffing solutions to industries that include construction, manufacturing, transportation, aviation, waste, hospitality, retail, renewable energy and more. TrueBlue connects approximately 375,000 people to work annually across the U.S., Canada and Puerto Rico. Learn more about TrueBlue at www.trueblue.com.

Forward-looking Statements
This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions are used to identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future financial condition and operating results, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements.  Examples of such factors can be found in our reports filed with the SEC, including the information under the heading ‘Risk Factors’ in our Annual Report on Form 10-K for the fiscal year ended Dec. 28, 2012 and in our quarterly reports on Form 10-Q subsequently filed. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

Contacts:
Derrek Gafford, EVP & CFO
253-680-8214

Stacey Burke, VP of Corporate Communications
253-680-8291

TRUEBLUE, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	13 Weeks Ended		52 Weeks Ended
	December 27,	December 28,	December 27,	December 28,
	2013	2012	2013	2012
Revenue from services	$448,952	$344,614	$1,668,929	$1,389,530
Cost of services	328,690	250,231	1,226,626	1,017,145
Gross profit	120,262	94,383	442,303	372,385
Selling, general and administrative expenses	93,709	79,215	362,248	300,459
Depreciation and amortization	5,339	4,734	20,472	18,890
Income from operations	21,214	10,434	59,583	53,036
Interest and other income, net	186	483	1,354	1,569
Income before tax expense	21,400	10,917	60,937	54,605
Income tax expense	6,889	3,502	16,013	20,976
Net income	$14,511	$7,415	$44,924	$33,629

Net income per common share:
Basic	$0.36	$0.19	$1.12	$0.85
Diluted	$0.36	$0.19	$1.11	$0.84
Weighted average shares outstanding:
Basic	40,412	39,549	40,166	39,548
Diluted	40,775	39,929	40,502	39,862

TRUEBLUE, INC.
SUMMARY CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)
	December 27,	December 28,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$122,003	$129,513
Marketable securities	14,745	—
Accounts receivable, net	199,519	167,292
Other current assets	20,191	20,361
Total current assets	356,458	317,166
Property and equipment, net	54,473	58,171
Restricted cash and investments	154,558	136,259
Other assets, net	153,972	90,147
Total assets	$719,461	$601,743
Liabilities and shareholders’ equity
Current liabilities	$121,409	$113,556
Long-term liabilities	204,692	154,513
Total liabilities	326,101	268,069
Shareholders’ equity	393,360	333,674
Total liabilities and shareholders’ equity	$719,461	$601,743

TRUEBLUE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	52 Weeks Ended
	December 27,	December 28,
	2013	2012
Cash flows from operating activities:
Net income	$44,924	$33,629
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	20,472	18,890
Provision for doubtful accounts	12,063	6,994
Stock-based compensation	8,412	7,917
Deferred income taxes	(3,844)	3,091
Other operating activities	2,116	1,946
Changes in operating assets and liabilities:
Accounts receivable	(4,181)	(20,408)
Income taxes	4,113	(3,748)
Other assets	(7,341)	(1,214)
Accounts payable and other accrued expenses	(3,592)	1,524
Accrued wages and benefits	(3,643)	(182)
Workers' compensation claims reserve	9,859	3,746
Other liabilities	6,710	138
Net cash provided by operating activities	86,068	52,323

Cash flows from investing activities:
Capital expenditures	(13,003)	(17,826)
Acquisitions of businesses, net of cash acquired	(77,560)	—
Purchases of marketable securities	(40,800)	—
Maturities of marketable securities	20,050	—
Change in restricted cash and cash equivalents	(16,122)	7,587
Purchases of restricted investments	(13,411)	(33,778)
Maturities of restricted investments	15,581	18,116
Other	—	(250)
Net cash used in investing activities	(125,265)	(26,151)

Cash flows from financing activities:
Purchases and retirement of common stock	—	(4,386)
Net proceeds from stock option exercises and employee stock purchase plans	9,136	4,164
Common stock repurchases for taxes upon vesting of restricted stock	(2,800)	(2,154)
Proceeds from note payable	34,000	—
Payments on debt and other liabilities	(8,681)	(4,548)
Other	713	751
Net cash provided by (used in) financing activities	32,368	(6,173)
Effect of exchange rates on cash	(681)	203
Net change in cash and cash equivalents	(7,510)	20,202
CASH AND CASH EQUIVALENTS, beginning of period	129,513	109,311
CASH AND CASH EQUIVALENTS, end of period	$122,003	$129,513

TRUEBLUE, INC.
NET INCOME TO EBITDA
AND ADJUSTED EBITDA RECONCILIATION
(Unaudited, in thousands)

	13 Weeks Ended		52 Weeks Ended
	December 27, 2013	December 28, 2012	December 27, 2013	December 28, 2012
Net income	$14,511	$7,415	$44,924	$33,629
Income tax expense	6,889	3,502	16,013	20,976
Interest and other income, net	(186)	(483)	(1,354)	(1,569)
Depreciation and amortization	5,339	4,734	20,472	18,890
EBITDA*	26,553	15,168	80,055	71,926
Non-recurring acquisition costs	825	—	7,375	—
Adjusted EBITDA*	$27,378	$15,168	$87,430	$71,926

* EBITDA and Adjusted EBITDA are non-GAAP financial measures. EBITDA excludes interest, taxes, depreciation and amortization from net income. Adjusted EBITDA further excludes from EBITDA non-recurring costs related to the purchase, integration, reorganization and shutdown activities related to acquisitions. EBITDA and Adjusted EBITDA are key measures used by management in evaluating performance. EBITDA and Adjusted EBITDA should not be considered a measure of financial performance in isolation or as an alternative to income from operations in the Consolidated Statements of Operations in accordance with GAAP, and, as presented, may not be comparable to similarly titled measures of other companies.